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                                                                Exhibit 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information for the fund below in Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A, No. 2-38613) for MFS Series Trust V.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated November 21, 2006, with respect to the financial statements and financial highlights of MFS International New Discovery Fund (a series of MFS Series Trust V) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2006.

                                                               ERNST & YOUNG LLP
                                                               -----------------
                                                               Ernst & Young LLP

Boston, Massachusetts
November 24, 2006